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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-58597 of Safeway Inc. of our report dated February 27, 1998 incorporated by reference in the Annual Report on Form 10-K of Safeway Inc. for the year ended January 3, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

San Francisco, California
July 21, 1998